Exhibit 99.1

Kaleyra Acquires Bandyer

Expanding Omnichannel CPaaS Platform with Audio/Video

New York and Vienna, VA – July 8, 2021 - Kaleyra, Inc. (NYSE American: KLR) (KLR.WS), the global group providing mobile communication services to large enterprises, today announced that it has acquired Bandyer for an undisclosed amount. Bandyer offers cloud-based audio/video communications services to financial institutions, retail companies, utilities, industries, insurance, human resources and digital healthcare organizations.

Bandyer has been serving customers with Audio/Video APIs and SDKs based on WebRTC technology for a variety of use cases including group video calls and webinars. Bandyer’s two competitive differentiators are that users do not need to download any software and that the whole user experience can be branded and customized to a user’s specifications.

Bandyer’s solution is extremely suitable for different industries and completely compatible with any device, expanding and complementing Kaleyra’s offering. Most importantly, Bandyer’s collaboration suite incorporates the latest technologies such as AR and AI, providing an innovative customer experience, driven by the latest trends in the video communication scenario.

“The acquisition of Bandyer adds video capabilities to Kaleyra’s already wide offering of communication channels. During the pandemic, consumers got used to having fewer in-person touchpoints with businesses, and video is the best available proxy for these in-person interactions,” explains Nicola Jr. Vitto, Chief Product Officer at Kaleyra. “Our product portfolio already includes messaging, push notifications, e-mail, voice services, and chatbots. With the addition of Bandyer’s video offering, Kaleyra’s offerings become a complete suite of tools for omnichannel customer engagement designed for exceptional cross-channel customer experiences”. Dario Calogero, CEO of Kaleyra, added “Bandyer’s deep experience serving banks and insurance companies pairs perfectly with Kaleyra’s strength in the financial services industry, and they have been an incredible partner for Kaleyra in the last year. Their unique product offering matches the security, reliability, and needs of highly demanding customers, like BFSI organizations and healthcare institutions, and enhances our positioning as the trusted CPaaS”.

With this acquisition, Kaleyra is continuing to ramp up its M&A activity, as it completed the acquisition of the US-based mobile engagement platform mGage on June 1.

About Bandyer

Bandyer has achieved a leading role in the Italian video programmable market, by offering a solution based on WebRTC technology. Bandyer is designed and built to be the easiest programmable video solution on the market and thanks to its complete set of REST APIs and SDKs, it is easy to set up and customize within the company’s digital touchpoints. The solution works both via web and mobile, just by clicking on a simple link, and is easy to integrate into any corporate platform for a seamless experience. Bandyer supports all the communication tools: chat, videoconferencing, and collaboration, allowing companies to have a branded and private communication channel to support, advise, and interact with their customers.

About Kaleyra

Kaleyra, Inc. (NYSE American: KLR) (KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, digital giants, software companies, logistic providers, healthcare, and other large organizations worldwide. Founded in 1999 as Ubiquity, merged with Solutions Infini in 2016, and rebranded as Kaleyra in 2018, the company acquired US-based Hook Mobile in 2018 and the global mobile engagement provider mGage in 2021. Kaleyra today has over 1600+ operator connections in more than 190 countries and a customer base of 3800+ organizations around the world.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs, including all tier-1 US carriers. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services on a global scale, consisting of messaging and instant messaging, push notifications, e-mail, video, voice services, and chatbots.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the anticipated benefits of the acquisition of Bandyer by Kaleyra, including Kaleyra’s projected future offerings and market opportunities following the acquisition of Bandyer. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) risks that the transaction disrupts current plans and operations of Bandyer and potential difficulties in Bandyer employee retention as a result of the transaction, (ii) changes in the competitive and highly regulated industries in which Kaleyra and Bandyer operate, variations in operating performance across competitors, and changes in laws and regulations affecting Kaleyra’s and Bandyer’s businesses, (iii) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, (iv) the risk of downturns and a changing regulatory landscape in the highly competitive communications industry and (v) the size and growth of the market in which Kaleyra operates, (vi) the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, (vii) market acceptance of new service offerings, (viii) the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, (ix) that Kaleyra will have sufficient capital to operate as anticipated, and (x) the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on Kaleyra’s operations, the demand for its products, global supply chains and economic activity in general. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Kaleyra’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.